Exhibit 7.4

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (the “Third Supplemental Indenture”) dated as of December 6, 2024, between Canadian Natural Resources Limited, a corporation duly organized and existing under the laws of the Province of Alberta, Canada, and having its registered office at the City of Calgary in the Province of Alberta, Canada (the “Corporation”), Computershare Trust Company, N.A., a national banking association validly existing and in good standing under the laws of the United States (the “Trustee”), as successor to Wells Fargo Bank, N.A.;

WHEREAS, the Corporation has heretofore executed and delivered to the Trustee an indenture dated as of July 24, 2001 (as amended by the First Supplemental Indenture dated as of October 28, 2011 and as amended by the Second Supplemental Indenture dated as of August 30, 2013) (the “Original Indenture” and, together with this Third Supplemental Indenture, the “Indenture”) to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series;

WHEREAS, the Corporation has been authorized by a Directors’ Resolution adopted on November 27, 2024, to enter into this Third Supplemental Indenture;

WHEREAS, the Corporation desires to execute and deliver this Third Supplemental Indenture as herein provided for the purposes of (i) establishing the terms of the 2029 Notes and the 2034 Notes (each as defined below) and issuing the Initial Notes (as defined below) and (ii) amending the Original Indenture as set forth herein; and

WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and proportionate benefit of the Holders, as follows, effective upon execution hereof by the parties hereto:

The parties hereto agree as follows:

Article I—TERMS OF THE SECURITIES

In accordance with Section 3.1 of the Original Indenture, the respective terms, conditions, amounts and forms of the 2029 Notes and the 2034 Notes are hereby established pursuant to this Article I:

1.1           Title, Amount and Payment of Principal and Interest.

(a)           The Notes shall be entitled the “5.000% Notes due 2029” (the “2029 Notes”) and the “5.400% Notes due 2034” (the “2034 Notes”). The Trustee shall authenticate and deliver (i) the 2029 Notes for original issue on the date hereof (the “Initial 2029 Notes”) in the aggregate principal amount of $750,000,000, (ii) the 2034 Notes for original issue on the date hereof (the “Initial 2034 Notes” and together with the Initial 2029 Notes, the “Initial Notes”) in the aggregate principal amount of $750,000,000 and (iii) additional Notes of either series (the “Additional Notes”) for original issue from time to time after the date hereof, without consent of Holders, in such principal amounts as may be specified in a Corporation Order described in this paragraph, which will be part of the same series as the Initial Notes and which will have the same terms as the 2029 Notes or 2034 Notes, as applicable (except for the issue date, issue price and, in some cases, the initial interest accrual date and the first Interest Payment Date (as defined below)), in each case upon a Corporation Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 3.2 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding at any time may not exceed $3,000,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (iii) of this paragraph (except as provided in Section 3.6 of the Original Indenture). The Initial 2029 Notes and any Additional Notes issued and authenticated pursuant to clause (iii) of this paragraph shall constitute a single series of notes due 2029 for all purposes under the Indenture, and the Initial 2034 Notes and any Additional Notes issued and authenticated pursuant to clause (iii) of this paragraph shall constitute a single series of notes due 2034 for all purposes under the Indenture (collectively, the “Notes”).

(b)           The principal amount of each 2029 Note shall be payable on December 15, 2029. Each 2029 Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of 5.000% per annum. The dates on which interest on the Notes shall be payable shall be June 15 and December 15 of each year, commencing June 15, 2025 (the “2029 Interest Payment Dates”). The regular record date for interest payable on the Notes on any Interest Payment Date shall be June 1 and December 1, as the case may be, next preceding such 2029 Interest Payment Date.

(c)           The principal amount of each 2034 Note shall be payable on December 15, 2034. Each 2029 Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of 5.400% per annum. The dates on which interest on the Notes shall be payable shall be June 15 and December 15 of each year, commencing June 15, 2025 (the “2034 Interest Payment Dates” and together with the 2029 Interest Payment Dates, the “Interest Payment Dates”). The regular record date for interest payable on the Notes on any Interest Payment Date shall be June 1 and December 1, as the case may be, next preceding such 2034 Interest Payment Date.

(d)           The Notes will not have the benefit of any sinking fund.

(e)            Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Original Indenture upon the occurrence of any particular events.

2

(f)            The Notes will be senior unsecured obligations of the Corporation and will rank equal in right of payment to all of the Corporation’s other existing and future senior unsecured Indebtedness and among themselves.

(g)           The Notes are not convertible into common shares or other securities of the Corporation.

1.2           Global Notes. The Notes shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (each, a “Global Note”) in substantially the form set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian (as defined below) and registered in the name of the Depository or a nominee of the Depository, duly executed by the Corporation and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

1.3           Additional Defined Terms. As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

(a)           “Additional Interest” has the meaning assigned to it in the Registration Rights Agreement.

(b)           “Agent” means any agent of the Corporation or the Trustee.

(c)           “Applicable Par Call Date” means the 2029 Notes Par Call Date (as defined below) in respect of the 2029 Notes and the 2034 Notes Par Call Date (as defined below) in respect of the 2034 Notes, as applicable.

(d)           “Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

(e)           “Canadian Securities Laws” means all applicable securities laws in each of the provinces and territories of Canada, including, without limitation, the Province of Alberta, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the securities regulatory authorities in such provinces or territories.

(f)            “Definitive Note” means, individually and collectively, each of the Restricted Definitive Notes and the Unrestricted Definitive Notes registered in the name of the Holder thereof, issued in accordance with Section 1.5 hereof, that does not include the Global Note Legend (as defined below).

(g)           “Exchange Securities” has the meaning assigned to it in the Registration Rights Agreement.

3

(h)           “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

(i)            “Registration Rights Agreement” means the Registration Rights Agreement by and among the Corporation and the several initial purchasers of the Notes, dated as of December 6, 2024.

(j)            “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend (as defined below).

(k)           “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

(l)            “Rule 144” means Rule 144 promulgated under the Securities Act.

(m)          “Rule 144A” means Rule 144A promulgated under the Securities Act.

(n)           “Rule 903” means Rule 903 promulgated under the Securities Act.

(o)           “Rule 904” means Rule 904 promulgated under the Securities Act.

(p)           “Securities Act” means the U.S. Securities Act of 1933, as amended.

(q)           “Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

(r)            “Treasury Rate” means, with respect to any redemption date, the yield determined by the Corporation in accordance with the following two paragraphs:

(i)            The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

4

(ii)           If on the third business day preceding the redemption date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

(s)           “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend or the Canadian Legend (as defined below).

(t)           “Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

1.4           Optional Redemption.

(a)           Prior to November 15, 2029 (the “2029 Notes Par Call Date”), the Corporation may redeem the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the 2029 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the date of redemption; and (2) 100% of the principal amounts of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

5

(b)           Prior to September 15, 2034 (the “2034 Notes Par Call Date”), the Corporation may redeem the 2034 Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2034 Notes matured on the 2034 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the date of redemption; and (2) 100% of the principal amounts of the 2034 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

(c)           On or after the Applicable Par Call Date, the Corporation may redeem the 2029 Notes or the 2034 Notes, as applicable, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2034 Notes or 2034 Notes to be redeemed, as applicable, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

1.5           Transfer and Exchange.

(a)           A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will only be exchanged by the Corporation for Definitive Notes if:

(i)            the Depositary (A) notifies the Corporation that it is unwilling or unable to continue to act as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Corporation within 120 Business Days after the date of such notice from the Depositary;

(ii)           the Corporation, at its option, determines that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to the Trustee; or

(iii)          there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 3.6 of the Original Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 1.5 or Section 3.6 of the Original Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 1.5(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1.5(b) or (c).

6

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act and Canadian Securities Laws. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and Canadian Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by the Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 1.5(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 1.5(b)(i), the transferor of such beneficial interest must deliver to the Registrar either:

(A)          both:

(1)	a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)	instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

7

(B)           both:

(1)	a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)	instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 1.5(i).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 1.5(b)(ii) and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 1.5(b)(ii) and the Registrar receives the following:

(A)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

8

(B)          if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof; and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Corporation to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend (as defined below) are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Corporation shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)            Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof; or

9

(E)           if such beneficial interest is being transferred to the Corporation or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1.5(ix), and the Corporation shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1.5(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1.5(c)(i) shall bear the Private Placement Legend and, if prior to the Canadian Resale Restriction Termination Date, the Canadian Legend, and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(B)           if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Corporation to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

10

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 1.5(b)(ii), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1.5(h), and the Corporation will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.5(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.5(c)(iii) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;

11

(E)          if such Restricted Definitive Note is being transferred to the Corporation or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the appropriate Unrestricted Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)         if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(B)          if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Corporation to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 1.5(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

12

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Corporation will issue and, upon receipt of an Authentication Order in accordance with Section 3.2 of the Original Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1.5(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 1.5(e).

(f)            (i)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)         if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

13

(B)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(g)            Legends. The following legends will appear on the face of all Global Notes and Definitive Notes unless specifically stated otherwise in the applicable provisions hereof.

(i)            Private Placement Legend.

(A)         Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form (the “Private Placement Legend”):

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER OR ANY SUCCESSOR PROVISION THERETO (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

14

(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (f)(ii) or (f)(iii) of this Section 1.5 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(ii)           Regulation S Legend. Each Regulation S Global Note shall bear a legend in substantially the following form (the “Regulation S Legend”):

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(iii)          Canadian Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof prior to the date that is four months and a day from the original distribution date (the “Canadian Resale Restriction Termination Date”)) shall bear a legend in substantially the following form (the “Canadian Legend”):

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE OF THE NOTES].”

15

(iv)         Global Note Legend. Each Global Note will bear a legend in substantially the following form (the “Global Note Legend”):

“THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (THE “DEPOSITORY”). THIS REGISTERED GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS (I) THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, AND (II) ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.9 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

16

(i)             Canadian Resale Restrictions. Global Notes (including beneficial interests therein) and Definitive Notes may not be transferred in Canada prior to the Canadian Resale Restriction Termination Date except pursuant to an exemption from the prospectus requirements of Canadian Securities Laws or otherwise in compliance with such laws, and following the Canadian Resale Restriction Termination Date, transferors are required to comply with applicable resale restrictions under Canadian Securities Laws.

(j)             General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Corporation will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 3.2 of the Original Indenture or at the Registrar’s request.

(ii)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.4, 3.5, 8.5 and 10.7 of the Original Indenture).

(iii)          The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)          Neither the Registrar nor the Corporation will be required:

(A)          to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 10.3 of the Original Indenture and ending at the close of business on the day of selection;

(B)          to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)          to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

17

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Corporation may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Corporation shall be affected by notice to the contrary.

(vii)         The Trustee will authenticate Global Notes and Definitive Notes in accordance with Section 3.2 of the Original Indenture.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 1.5 to effect a registration of transfer or exchange may be submitted by facsimile or by email.

(ix)          None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, any Participant or agent member of the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or agent member of the Depositary, with respect to any ownership interest in the Note or with respect to the delivery to any Participant or agent member of the Depositary, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee and each Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or agent member of the Depositary or between or among the Depositary, any such Participant or agent member of the Depositary and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

18

(x)           Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Corporation, the Trustee, any Agent, or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

(xi)          None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Depositary Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xii)         None of the Trustee nor any Agent shall have any duty to monitor the Corporation’s compliance with or have any responsibility with respect to the Corporation’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes.

(xiii)        The Corporation, the Trustee and the Registrar reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer of any Restricted Global Note or Restricted Definitive Note is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the Commission from time to time thereunder, and applicable state securities laws.

1.6           Additional Interest.

(a)            If Additional Interest is payable by the Corporation pursuant to the Registration Rights Agreement and paragraph 1 of the Notes of any series, the Corporation shall deliver to the Trustee a certificate to that effect stating (i) the series and the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 1.1(d) hereof. Unless and until a Trust Officer of the Trustee receives such a certificate or instruction or direction from the Corporation in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes including the right to pursue any action against the Corporation directly or otherwise direct the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Corporation has paid Additional Interest directly to the Persons entitled to it, the Corporation shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

19

(b)           The Corporation shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement, the Notes and this Indenture. For all purposes of this Indenture and the Notes, references to interest payable on the Notes shall be deemed to include Additional Interest, if any.

(c)            Holders of the Notes shall be entitled to the benefits of the Registration Rights Agreement, which agreement is incorporated by reference herein and forms a part of the terms and conditions of the Notes.

(d)           The Exchange Securities for the 2029 Global Notes and the 2034 Global Notes shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (the “2029 Registered Global Note” and the “2034 Registered Global Note”, respectively, and each a “Registered Global Note”) with the global securities legend set forth in Exhibit B hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Corporation and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

Article II— AMENDMENTS TO ORIGINAL INDENTURE

2.1           Amendment of Terms of Original Indenture. The Original Indenture is hereby amended as follows:

(i)           The definition of “Officer” in Section 1.1 of the Original Indenture is hereby amended to read in its entirety as follows:

““Officer”, when used with respect to the Corporation, means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, any Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation;”

(ii)           Section 1.6 of the Original Indenture is hereby amended to read in its entirety as follows:

“Notices, Etc., to Corporation. Any request, demand, authorization, direction, notice, consent, waiver, or Act of Holders or other document required or permitted by this Indenture to be made upon, given or furnished to, or filed with the Corporation under the provisions hereof by the Trustee or by any Holder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Corporation (i) by delivery to Suite 2100, 855 2nd Street S.W. Calgary, Alberta T2P 4J8, Attention: Chief Financial Officer (ii) by facsimile (with confirmation) to fax number (403) 517-7350 or (iii) by mail by registered letter, postage prepaid, addressed to the Corporation at Suite 2100, 855 2nd Street S.W. Calgary, Alberta T2P 4J8, Attention: Chief Financial Officer and, subject as provided in this Section 1.6, shall be deemed to have been given at the time of delivery or sending by facsimile or on the fifth Business Day after mailing. Any delivery made or facsimile sent on a day other than a Business Day, or after 5:00 p.m. (Calgary time) on a Business Day, shall be deemed to be received on the next following Business Day. In the case of disruption in postal services any notice, if mailed, shall not be deemed to have been given until it is actually delivered to the Corporation. The Corporation may from time to time notify the Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Corporation for all purposes of this Indenture.”

20

(iii)          Section 1.15 of the Original Indenture is hereby amended to read in its entirety as follows:

“Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.”

21

(iv)          With respect to any Securities issued on or after the date hereof, Section 9.8 of the Original Indenture is hereby amended to read in its entirety as follows:

“Additional Amounts. Unless otherwise provided in Section 3.1 pursuant to one or more Directors’ Resolutions (and to the extent established pursuant to, rather than set forth in, a Directors’ Resolution, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, all payments made by the Corporation under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless the Corporation is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If the Corporation is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities, the Corporation will pay to each Holder as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder after such withholding or deduction (and after any withholding or deduction of any Canadian Taxes on such Additional Amounts) will not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a Holder in respect of:

(i)            Canadian Taxes imposed by reason of the Holder or beneficial owner being a person with which the Corporation does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)           Canadian Taxes imposed by reason of the Holder or beneficial owner being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with Canada or any province or territory thereof (otherwise than any connection arising by the mere holding, owning or disposing of the Securities, the receipt of payments thereunder or the enforcement or exercise of rights with respect to the Securities);

(iii)          Canadian Taxes imposed by reason of the Holder or beneficial owner being a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Corporation, or the Holder or beneficial owner not dealing at arm’s length, for purposes of the Income Tax Act (Canada), with such a “specified shareholder”;

22

(iv)          Canadian Taxes imposed by reason of the Holder or beneficial owner being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of the Corporation or in respect of which the Corporation is a “specified entity”;

(v)           Canadian Taxes imposed by reason of the Holder’s or the beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

(vi)          any Canadian Taxes that are payable otherwise than by deduction or withholding from a payment under or with respect to the Securities (other than Canadian Taxes payable pursuant to Regulation 803 of the Canadian Tax Act, or any similar successor provision);

(vii)         any Canadian Taxes that are estate, inheritance, gift, sales, excise, transfer, capital gains, personal property or similar taxes;

(viii)        any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, (or any amended or successor version of such sections that are substantively comparable), any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement or treaty between Canada and the United States with respect to the foregoing and any law, regulation, or official interpretation thereof implementing such intergovernmental agreement, or any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code of 1986, as amended; or

(ix)          any combination of clauses (a) through (h) above,

(collectively, “Excluded Taxes”).

Further, no Additional Amounts will be paid with respect to any payment on a Security to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

The Corporation will also:

(i)             make such withholding or deduction; and

23

(ii)           remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Corporation will furnish to the Holders of the Securities, within 60 days after the date the remittance of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such remittance by the Corporation.

Without duplication of any obligations to pay Additional Amounts as described above, the Corporation will indemnify and hold harmless each Holder and upon written request reimburse each such Holder for the amount of:

(i)            any Canadian Taxes (other than Excluded Taxes) so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities;

(ii)           any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(iii)          any Canadian Taxes imposed with respect to any reimbursement under clause (i) or (ii) in this paragraph, but excluding any such Canadian Taxes measured or based on such Holder’s net income, revenue or capital.

Wherever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.”

Article III— MISCELLANEOUS

3.1           Execution of Supplemental Indenture. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Third Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

3.2           Effectiveness of Indenture. This Third Supplemental Indenture shall form a part of the Original Indenture in the manner and to the extent herein and therein provided.

3.3           Ratification of Original Indenture. The Original Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

3.4           Acceptance by the Trustee. The Trustee accepts this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

24

3.5           Responsibility of the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Corporation.

3.6           Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (without regard to applicable principles of conflicts of law thereof that would result in the application of the laws of any other jurisdiction).

3.7           Counterparts. This Third Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

3.8           Inapplicability of Trust Indenture Act. Section 8.6 of the Original Indenture shall not apply to this Third Supplemental Indenture.

25

IN WITNESS WHEREOF, the parties hereto have executed this Third Supplemental Indenture as of the date first written above.

CANADIAN NATURAL RESOURCES LIMITED

By:	/s/ Mark A. Stainthorpe
Name:Mark A. Stainthorpe
Title: Chief Financial Officer

By:	/s/ Brenda G. Balog
Name: Brenda G. Balog
Title: Vice-President, Legal and General Counsel

COMPUTERSHARE TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Corey J. Dafisband
Name:Corey J. Dafisband
Title:Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

[FORM OF FACE OF GLOBAL NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Third Supplemental Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Third Supplemental Indenture]

[Insert the Regulation S Legend, if applicable pursuant to the provisions of the Third Supplemental Indenture]

[Insert the Canadian Legend, if applicable pursuant to the provisions of the Third Supplemental Indenture]

No.__________	$__________

CUSIP NO.
ISIN NO.

CANADIAN NATURAL RESOURCES LIMITED

_____% Notes due 20_____

Canadian Natural Resources Limited, a corporation governed by the laws of the Province of Alberta, Canada (together with its permitted successors and assigns, herein called the “Corporation”), for value received, promises to pay to _______________, or its registered assigns, the principal sum of _______________UNITED STATES DOLLARS ($____________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Note attached hereto, on December 15, 20_____.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Note to be signed manually, electronically or by facsimile by its duly authorized officer.

Dated: _________________	CANADIAN NATURAL RESOURCES LIMITED

By:
Name:
Title:

By:
Name:
Title:

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

A-3

[FORM OF REVERSE SIDE OF GLOBAL NOTE]
CANADIAN NATURAL RESOURCES LIMITED

_____% Notes due 20_____

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST. Canadian Natural Resources Limited (the “Corporation”) promises to pay interest on the principal amount of this Note at _____% per annum. The Corporation shall pay interest semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2025. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 6, 2024. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

For disclosure purposes under the Interest Act (Canada), whenever interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period. The Corporation shall pay interest on overdue principal at the rate borne by this Note, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.             METHOD OF PAYMENT. The Corporation shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the interest payment date even if such Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Corporation shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Corporation shall make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.             PAYING AGENT AND REGISTRAR. Initially, Computershare Trust Company, N.A., a trust company duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar. The Corporation may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its domestically incorporated wholly owned Subsidiaries incorporated in the United States of America may act as Paying Agent, Registrar or co-registrar.

A-4

4.            INDENTURE. The Corporation issued the Notes under an Indenture dated as of July 24, 2001 (as amended by the First Supplemental Indenture dated as of October 28, 2011, as amended by the Second Supplemental Indenture dated as of August 30, 2013 and as amended by the Third Supplemental Indenture dated as of December 6, 2024) (collectively, the “Indenture”), between the Corporation and the Trustee. This Note is one of a duly authorized issue of notes of the Corporation designated as its _____% Notes due 20_____, initially issued in the aggregate principal amount of $__________. The terms of the Notes include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             OPTIONAL REDEMPTION.

a.	Prior to _____, 20_____ (the “Par Call Date”), the Corporation may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ____ basis points, less (b) interest accrued to the date of redemption; and (2) 100% of the principal amounts of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

b.	On or after the Par Call Date, the Corporation may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

6.           TAX REDEMPTION. The Notes will also be subject to redemption in whole, but not in part, at the option of the Corporation, at any time prior to Maturity, at a redemption price equal to 100% of their principal amount plus accrued interest to the date of redemption, in the event that the Corporation has become or would become obligated to pay any Additional Amounts as a result of certain changes in laws affecting Canadian withholding taxes, upon the terms and conditions set forth in Section 9.8 of the Indenture.

7.           DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Corporation will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date. Transfer may be restricted as provided in the Indenture.

A-5

7.             PERSONS DEEMED OWNERS. The Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not payment in respect of this Note be overdue, and none of the Corporation, the Trustee or any such agent shall be affected by notice to the contrary.

8.             UNCLAIMED MONEY. Subject to applicable escheatment laws, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Corporation at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Corporation and not to the Trustee for payment.

9.             DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Corporation at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture with respect to the Notes if the Corporation deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

10.           AMENDMENT; SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to comply with any requirement of the Commission in connection with qualifying the Indenture under the TIA, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders in any material respect.

11.           DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Corporation, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.           TRUSTEE DEALINGS WITH CORPORATION. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Corporation or any of its Affiliates, with the same rights it would have if it were not Trustee.

A-6

13.           NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Corporation or the Trustee shall not have any liability for any obligations of the Corporation under the Notes or the Indenture with respect to the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.           AUTHENTICATION. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually or electronically signs the certificate of authentication on the other side of this Security.

15.           ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16.           CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.           GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Corporation shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Canadian Natural Resources Limited
2100, 855-2 Street SW
Calgary, Alberta T2P 4K7
(email: ir@cnrl.com)

A-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________ as agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Dated: _________________	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-8

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

A-9

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Canadian Natural Resources Limited
2100, 855-2 Street SW
Calgary, Alberta T2P 4K7
Attention: General Counsel

Computershare Trust Company, N.A., as Trustee
1505 Energy Park Drive

St. Paul, MN 55108
Attention: Corporate Trust – Admin for Canadian Natural Resources Limited

Re:          [      ]% Notes due 20[   ]

Reference is hereby made to the Indenture dated as of July 24, 2001 (as amended by the First Supplemental Indenture dated as of October 28, 2011, as amended by the Second Supplemental Indenture dated as of August 30, 2013 and as amended by the Third Supplemental Indenture dated as of December 6, 2024) (collectively, the “Indenture”) between Canadian Natural Resources Limited, as issuer (the “Corporation”), and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                               in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

(1)           ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

B-1

(2)           ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

(3)           ☐  Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Note and Restricted Definitive Note and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	☐ such Transfer is being effected to the Corporation or a Subsidiary thereof; or

(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(4)           ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note, on Restricted Definitive Note and in the Indenture.

B-2

☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note, on Restricted Definitive Note and in the Indenture.

☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note or Restricted Definitive Note and in the Indenture.

[SIGNATURE PAGE FOLLOWS]

B-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Corporation.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

B-5

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Canadian Natural Resources Limited
2100, 855-2 Street SW
Calgary, Alberta T2P 4K7
Attention: General Counsel

Computershare Trust Company, N.A., as Trustee
1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust – Admin for Canadian Natural Resources Limited

Re:          [      ]% Notes due 20[   ]

Reference is hereby made to the Indenture dated as of July 24, 2001 (as amended by the First Supplemental Indenture dated as of October 28, 2011, as amended by the Second Supplemental Indenture dated as of August 30, 2013 and as amended by the Third Supplemental Indenture dated as of December 6, 2024) (collectively, the “Indenture”) between Canadian Natural Resources Limited, as issuer (the “Corporation”), and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                               in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

(1)           Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note evidencing the same indebtedness as the Restricted Global Note

(a)	☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(b)	☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)	☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)	☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(2)           Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities Evidencing the same Indebtedness.

(a)	☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

C-2

(b)	☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[SIGNATURE PAGE FOLLOWS]

C-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Corporation.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

C-4